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                                                                Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 25, 1995 except as to Note 1, which is as of November 28, 1995, which appears on page 17 of the 1995 Annual Report of Spyglass, Inc., which is incorporated by reference in Spyglass, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in Spyglass, Inc.'s Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 15, 1996 relating to the financial statements of Stonehand Inc. for the years ended September 30, 1995 and 1994, which appears in the Current Report on Form 8-K dated April 17, 1996. We also consent to the references to us under the headings "Experts" in such Prospectus.


         /s/Price Waterhouse LLP

         Price Waterhouse LLP


         Chicago, Illinois
         June 24, 1996